UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 30, 2007

VIEWPOINT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27168	95-4102687
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	Identification No.)

498 Seventh Avenue, Suite 1810, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 201-0800

______________________________N/A______________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition

      On April 30, 2007, Viewpoint Corporation completed the acquisition of all of the outstanding partnership interests of Makos Advertising, L.P.

      In exchange for the all of the outstanding partnership interests of Makos Advertising, L.P., Viewpoint issued an aggregate of 666,667 shares of Viewpoint common stock to the partners of Makos Advertising, L.P. and paid $562,537 in cash.

      The number of shares issuable and the amount of cash payable by Viewpoint are subject to adjustment based on (i) the difference in the estimated net book value of Makos Advertising, L.P. based on the year-end balance sheet as compared to the net book value as of the closing date of the transaction and (ii) subsequent receipt by Viewpoint of accounts receivable outstanding on the closing date of the transaction.

      Viewpoint also paid off outstanding debt in the form of a line of credit owed by Makos Advertising, L.P. in the amount of approximately $116,000 and also assumed outstanding debt relating to another line of credit in the amount of approximately $100,000.

      Viewpoint issued a press release announcing the completion of the acquisition on May 2, 2007. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Exhibits.

(c)	Exhibits

	99.1	Press release issued by Viewpoint Corporation on May 2, 2007.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT CORPORATION

__/s/ Christopher C. Duignan Christopher C. Duignan Chief Financial Officer

Dated: May 3, 2007